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10.2 Percent Wireless Revenue Growth, Record Net Adds and Smartphone Sales Highlight AT&T’s First-Quarter Results

▪	$0.57 diluted EPS, compared to $0.41 diluted EPS, and $0.58 per diluted share when excluding significant items, in first quarter of 2010

▪	Consolidated revenues of $31.2 billion in the first quarter, up more than $700 million, or 2.3 percent, versus the year-earlier period

▪	10.2 percent growth in wireless revenues, with an 8.6 percent increase in wireless service revenues

▪	Best-ever first-quarter increase in total wireless subscribers, up 2.0 million to reach 97.5 million subscribers in service, with gains in every category

▪	Best-ever first-quarter smartphone sales of more than 5.5 million

▪	iPhone activations increased nearly 1 million year over year to 3.6 million, with 23 percent of subscribers new to AT&T; iPhone subscriber churn unchanged year over year

▪	Best-ever first-quarter connected device net adds of 1.3 million

▪	Branded computing subscribers (includes tablets, aircards and other data-only devices) up 421,000, doubling since the first quarter of 2010 to reach 3.4 million

▪	23.9 percent growth in wireless data revenues, up almost $1 billion versus the year-earlier quarter

▪	Postpaid subscriber ARPU (average monthly revenues per subscriber) up 2.4 percent to $63.39, the ninth consecutive quarter with a year-over-year increase

▪	Postpaid churn stable excluding the impacts of the Alltel and Centennial integration

▪	Third consecutive quarter of year-over-year growth in wireline consumer revenues, driven by AT&T U-verse® services

▪	218,000 net gain in AT&T U-verse TV subscribers to reach 3.2 million in service, with continued high broadband and voice attach rates

▪	26.1 percent growth in wireline consumer IP data revenues, driven by AT&T U-verse expansion

▪	175,000 net gain in wireline broadband connections

▪	Strategic business services revenues continue to increase, up 18.8 percent year over year, the best performance in more than two years

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Wednesday, April 20, 2011, at www.att.com/investor.relations.

DALLAS, April 20, 2011 — AT&T Inc. (NYSE:T) today reported first-quarter results, highlighted by continued robust mobile broadband growth with record first-quarter smartphone sales and a two-fold year-over-year increase in branded computing subscribers.

“We delivered another robust mobile broadband growth quarter for a very solid start to the year,” said Randall Stephenson, AT&T chairman and chief executive officer. “We posted double-digit wireless revenue growth, and we set new first-quarter records in total net adds, connected device net adds and smartphone sales. Growth in tablets and other branded computing subscribers also continues to be strong.

“Mobile broadband networks are driving unprecedented growth and innovation, and AT&T is playing a leading role in bringing these benefits to customers,” Stephenson said. “That’s why our agreement to acquire T-Mobile USA, which we announced in March, is so important. Combined, the two companies’ spectrum and network assets will allow us to simultaneously address spectrum issues created by this increased demand and improve customers’ network experience as volumes continue to grow.”

First-Quarter Financial Results

For the quarter ended March 31, 2011, AT&T's consolidated revenues totaled $31.2 billion, up more than $700 million, or 2.3 percent, versus the year-earlier quarter, marking the company's fifth consecutive quarter with a year-over-year revenue increase.

Compared with results for the first quarter of 2010, operating expenses were $25.4 billion versus $24.6 billion; operating income was $5.8 billion, down from $6.0 billion; and AT&T's operating income margin was 18.6 percent, compared to 19.6 percent.

First-quarter 2011 net income attributable to AT&T totaled $3.4 billion, or $0.57 per diluted share. These results compare with reported net income attributable to AT&T of $2.5 billion, or $0.41 per diluted share, in the first quarter of 2010. Excluding 2010 significant items, earnings per share for the first quarter of 2011 was stable with earnings per share of $0.58 per diluted share in the year-ago first quarter.

First-quarter 2011 cash from operating activities totaled $7.7 billion, and capital expenditures totaled $4.2 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.6 billion.

Wireless Operational Highlights

Led by strong performance in mobile broadband in the first quarter, AT&T delivered continued solid growth in its wireless business, including record first-quarter subscriber growth and stable churn. Highlights included:

Mobile Broadband Drives Solid Subscriber Gains. AT&T posted a net gain in total wireless subscribers of 2.0 million, to reach 97.5 million in service. This included gains in every customer category. First-quarter net adds reflect adoption of smartphones, increases in prepaid subscribers, strength in the reseller channel and a record first quarter for connected devices such as eReaders, security systems, fleet management systems and a host of other products. Retail net adds for the quarter include postpaid net adds of 62,000. Excluding the impacts of the Alltel and Centennial integration migrations, postpaid net adds were approximately 165,000. Prepaid net adds were 85,000. Connected device net adds were 1.3 million, and reseller net adds were 561,000.

Tablet Sales Drive Branded Computing Subscribers. AT&T had a strong quarter with branded computing subscribers, a new growth area for the company that includes tablets, aircards, MiFi devices, tethering plans and other data-only devices. AT&T added 421,000 of these devices to reach 3.4 million, twice as many as a year ago. Most of those new subscribers were tablets with 322,000 added in the quarter. More than 80 percent of those tablets were booked to the prepaid category.

Sequential Churn Stable. Churn levels were relatively stable sequentially. Total churn was 1.36 percent versus 1.30 percent in the first quarter of 2010 and 1.32 percent in the fourth quarter of 2010. Postpaid churn was 1.18 percent, compared to 1.07 percent in the year-ago first quarter and 1.15 percent in the fourth quarter of 2010. Excluding the impacts of the Alltel and Centennial migrations, postpaid churn was 1.12 percent for the quarter, compared with 1.05 percent in the year-ago quarter and 1.10 percent in the fourth quarter of 2010.

Smartphone Sales Remain Strong. AT&T had another strong quarter of smartphone sales. (Smartphones are voice and data devices with an advanced operating system to better manage data and Internet access.) More than 5.5 million smartphones were sold in the first quarter, the third-highest quarter ever and an increase of more than 60 percent year over year. During the quarter, 3.6 million iPhones were activated. Approximately 65 percent of postpaid sales were smartphones.

At the end of the quarter, 46.2 percent of AT&T's 68.1 million postpaid subscribers had smartphones, up from 34.7 percent a year earlier. The average ARPU for smartphones on AT&T's network is 1.8 times that of the company's other devices. More than 80 percent of smartphone subscribers are on FamilyTalk and/or business discount plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers.

Double-Digit Wireless Revenue Growth. Total wireless revenues, which include equipment sales, were up 10.2 percent year over year to $15.3 billion. Wireless service revenues increased 8.6 percent, to $14.0 billion, in the first quarter.

Wireless Data Revenues Lead Growth. Wireless data revenues — driven by messaging, Internet access, access to applications and related services — increased nearly $1 billion, or 23.9 percent, from the year-earlier quarter to $5.1 billion. AT&T postpaid wireless subscribers on monthly data plans increased by 18.7 percent over the past year. Versus the year-earlier quarter, total text messages carried on the AT&T network increased by more than 25 percent to 179.8 billion, and multimedia messages increased by 54.2 percent to 3.7 billion.

Postpaid ARPU Expansion. Driven by strong data growth, postpaid subscriber ARPU increased 2.4 percent versus the year-earlier quarter to $63.39. This marked the ninth consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Excluding the impact of the Alltel merger, postpaid ARPU growth would have been about 3 percent year over year. Postpaid data ARPU reached $23.35, up 16.0 percent versus the year-earlier quarter.

Wireless Margins Reflect Strong Smartphone Sales. First-quarter wireless margins reflected increased operating costs associated with strong smartphone sales, high customer upgrade levels and the Alltel and Centennial merger costs, offset in part by improved operating efficiencies and further revenue growth from the company’s base of high-quality smartphone subscribers. AT&T’s first-quarter wireless operating income margin was 25.8 percent versus 30.0 percent in the year-earlier quarter, and AT&T’s wireless EBITDA service margin was 39.0 percent, compared with 44.5 percent in the first quarter of 2010. Without customer migration costs from the Alltel and Centennial mergers, service margin would have been 40.5 percent.  (EBITDA service margin is earnings before interest, taxes, depreciation and amortization, divided by total service revenues.) First-quarter wireless operating expenses totaled $11.4 billion, up 16.8 percent versus the year-earlier quarter, and wireless operating income was $3.9 billion, down 5.3 percent year over year.

Wireline Operational Highlights
AT&T's first-quarter wireline results were highlighted by continued growth in consumer revenues, sustained growth in revenues from strategic business services and solid cost management. Highlights included:

Growth in Wireline Consumer Revenues Continues. Driven by strength in IP data services, revenue from residential customers totaled $5.3 billion in the first quarter, up 0.5 percent year over year, the third consecutive quarter of year-over-year growth.

U-verse Drives Consumer Growth. AT&T U-verse TV added 218,000 subscribers to reach 3.2 million in service. In the first quarter, the AT&T U-verse High Speed Internet attach rate continued to run above 90 percent and nearly 60 percent of subscribers took AT&T U-verse Voice. More than three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple-play customers was $168, up 14.3 percent year over year.

AT&T's U-verse deployment now reaches 28 million living units. Companywide penetration of eligible living units is 15.3 percent, and across areas marketed to for 30 months or more, overall penetration is 23.8 percent. AT&T's total video subscribers, which combine the company's U-verse and bundled satellite customers, reached 5.1 million at the end of the quarter, representing 20.6 percent of households served.

Wireline Broadband Growth Remains Strong. Driven by strength in AT&T U-verse High Speed Internet service and standalone broadband, AT&T posted a 175,000 net gain in wireline broadband connections. About two-thirds of consumers have a broadband plan of 3 Mbps or higher.

IP Data Growth Transforms Consumer. Increased AT&T U-verse penetration and a significant number of subscribers on triple- or quad-play options drove 26.1 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice). IP revenues now represent 46.9 percent of total wireline consumer revenue, up from 37.4 percent in the first quarter of 2010.

Growth in Revenues Per Household. Wireline revenues per household served increased 6.5 percent versus the year-earlier first quarter and were up 1.4 percent sequentially (average revenue per household is total consumer wireline revenue divided by the average monthly households in service), driven by AT&T U-verse services. This marked AT&T’s 13th consecutive quarter with year-over-year growth in wireline consumer revenues per household.

Consumer Connection Trends. In the first quarter, AT&T posted a decline in total consumer revenue connections due primarily to expected declines in traditional voice access lines, consistent with broader industry trends and somewhat offset by increases in U-verse TV, broadband and VoIP (Voice over Internet Protocol) connections. AT&T U-verse Voice connections increased by 181,000 in the quarter and 716,000 over the past four quarters. Total consumer revenue connections at the end of the first quarter were 43.1 million, compared with 45.0 million at the end of the first quarter of 2010 and 43.4 million at the end of the fourth quarter of 2010.

Strongest Growth in Strategic Business Services in More than Two Years. Revenues from new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 18.8 percent versus the year-earlier quarter, their strongest growth in more than two years, continuing AT&T’s strong trends in this category. Total business revenues were $9.3 billion, a decline of 4.5 percent versus the year-earlier quarter and down 2.0 percent sequentially, reflecting economic weakness in voice and legacy data products and the third-quarter 2010 sale of the company’s Japan assets. When normalized for the Japan sale, total business revenues declined 3.6 percent, about the same rate as normalized results for the fourth quarter of 2010 and improved from the year-ago quarter. Business service revenues, which exclude CPE, declined 4.4 percent year over year and were down slightly sequentially.

Growth in Business IP Revenues. Total business IP data revenues grew 8.5 percent versus the year-earlier first quarter, led by growth in VPN revenues. More than 70 percent of AT&T's frame customers have made the transition to IP-based solutions, which allow them to easily add managed services such as network security, cloud services and IP conferencing on top of their infrastructures. Total business data revenue growth was 0.3 percent when compared to a year earlier.

Wireline Operating Expenses Down 2.7 Percent Year Over Year. AT&T’s first-quarter wireline operating income margin was 11.5 percent, down slightly compared to 12.0 percent in the year-earlier quarter and 13.0 percent in the fourth quarter of 2010. Improved consumer revenue trends and execution of cost initiatives helped to partially offset declines in voice revenues and storm-related costs in the West. First-quarter total wireline revenues were $15.0 billion, down 3.2 percent versus the year-earlier quarter. First-quarter wireline operating expenses were $13.2 billion, down 2.7 percent versus the first quarter of 2010 and up 0.4 percent sequentially. Wireline operating income totaled $1.7 billion, compared to $1.9 billion in the first quarter of 2010 and $2.0 billion in the fourth quarter of 2010.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation's fastest mobile broadband network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet and voice services. A leader in mobile broadband, AT&T also offers the best wireless coverage worldwide, offering the most wireless phones that work in the most countries. It also offers advanced TV services under the AT&T U-verse® and AT&T | DIRECTV brands. The company's suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as earnings before interests, taxes, depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income and Adjusted Operating Income Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends. Adjusted Operating Income and Adjusted Operating Income Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income, as presented, may differ from similarly titled measures reported by other companies.